Exhibit 99.1

Contact:

Randi Baldwin
Senior Vice President Marketing
American Medical Alert Corporation
(516) 536-5850

AMERICAN MEDICAL ALERT CORPORATION REPORTS
FIRST QUARTER 2007 RESULTS

OCEANSIDE, New York. -May 14, 2007 - American Medical Alert Corp. (NASDAQ: AMAC) a provider of healthcare communication services and advanced telehealth monitoring technologies, today announced operating results for the quarter ended March 31, 2007.

Revenues for the quarter ended March 31, 2007, consisting primarily of monthly recurring revenues (MRR), increased 21.7% to $8,702,836 as compared to $7,150,211 for the same period in 2006. Net income for the quarter ended March 31, 2007 increased 31.1% to $366,708 or $0.04 per diluted share compared to $279,767 or $0.03 per diluted share for the same period in 2006. Net Income for the trailing twelve months ended March 31, 2007 and 2006 was $1,349,470 and $985,704, respectively.

Earnings before interest, taxes and depreciation and amortization (“EBITDA”) for the quarter ended March 31, 2007 increased 27.4% to $1,730,682 as compared to $1,358,855 for the same period in 2006. EBITDA for the trailing twelve months ended March 31, 2007 and 2006 was $6,413,231 and $5,108,358, respectively, a 25.5% increase.

Jack Rhian, AMAC’s Chief Executive Officer and President, commented: “AMAC’s management team’s strategy for the remainder of 2007 is to capitalize on the significant developments in its PERS business and work on operational efficiencies in its fast growing TBCS segment.  With respect to the Company’s HSMS division, management continues to prepare to execute on the recently announced national rollout of the Walgreen’s sponsored PERS program. This program, if successful, has the potential to materially increase the Company’s overall PERS subscriber base and bring unprecedented exposure of the Company’s portfolio of healthcare communications products and services. While we recognize that this program will require certain short term investment in marketing support and personnel, we are confident the investment will substantially enhance AMAC’s asset value. In addition to this new Walgreen’s sponsored direct to consumer program, management is also pursuing other internally driven, traditional business to business marketing efforts. Concurrently, the TBCS division is focused on increasing top line revenue through internally driven marketing initiatives including our “Daytime Services” and “PhoneScreen” offerings. Simultaneously, we are focused on working to decrease the cost of labor which is the single largest component of this division’s cost structure. We are encouraged by the progress of our business plan during the first quarter of 2007, and our ability to conduct these activities while improving upon our top line growth and bottom line profitability.”

Webcast information

The Company invites investors and others to listen to the earnings conference call live over the Internet or by dial in on Tuesday, May 15, 2007 at 10:00 a.m. Eastern Time

What:	American Medical Alert Corp. First Quarter 2007 Earnings Conference Call
When:	Tuesday, May 15, 2007, 10:00 a.m. Eastern Time
Where:	http://www.vcall.com/IC/CEPage.asp?ID=116970
How:	Log on to the web at the address above, and click on the audio link or dial in 877-407-0782 to participate.

About American Medical Alert Corp.

AMAC is a healthcare communications company dedicated to the provision of support services to the healthcare community. AMAC’s product and service portfolio includes Personal Emergency Response Systems (PERS) and emergency response monitoring, electronic medication reminder devices, disease management monitoring appliances and healthcare communication solutions services. AMAC operates eight communication centers under local trade names: HLINK OnCall, Long Island City, NY, North Shore TAS, Port Jefferson, NY, Live Message America, Audubon, NJ, ACT Teleservice, Newington, CT and Springfield, MA, MD OnCall, Cranston RI and Capitol Medical Bureau Rockville, MD, American MediConnect and Phone Screen Chicago, IL to support the delivery of high quality, healthcare communications.

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the Company has provided information regarding certain non-GAAP financial measure. This measure is “earnings before interest, taxes and depreciation and amortization (EBITDA)”. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data.

Management believes that the non-GAAP financial measure used in this press release is useful to both management and investors in their analysis of the Company’s financial position and results of operations. Management believes that EBITDA is a useful measure of the Company's financial performance as it is an indicator of the Company's ability to generate cash flow to make acquisitions, reinvest in new telehealth products and liquidate liabilities. Management also uses EBITDA for planning purposes to determine appropriate levels of operating and capital investments.

EBITDA is a non-GAAP financial measure and although management and some members of the investment community utilize it to measure financial performance, EBITDA should not be viewed as a substitute for financial data prepared in accordance with GAAP or as a measure of profitability. Additionally, the non-GAAP financial measure as presented by AMAC may not be comparable to similarly titled measures reported by other companies.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Forms 10-Q, and other filings and releases. These include uncertainties relating to government regulation, technological changes, costs relating to ongoing FCC remediation efforts, our expansion plans, our contract with the City of New York and product liability risks.

Statements of income for the three months ended March 31, 2007 and 2006 and balance sheets as of March 31, 2007 and December 31, 2006 are attached.

AMAC SELECTED FINANCIAL DATA

	3/31/2007	3/31/2006

Revenues	$8,702,836	$7,150,211

Net Income	$366,708	$279,767

Net Income per Share
Basic	$0.04	$0.03
Diluted	$0.04	$0.03

Basic Weighted Average
Shares Outstanding	9,204,178	8,774,571

Diluted Weighted Average
Shares Outstanding	9,578,266	9,271,554

CONDENSED BALANCE SHEET
		March 31,	December 31,
		2007	2006
		(Unaudited)
ASSETS

Current Assets		$8,210,137	$7,216,554
Fixed Assets - Net		9,466,360	9,307,912
Other Assets		15,672,513	16,083,279

Total Assets		$33,349,010	$32,607,745

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities		$4,589,507	$4,028,591
Deferred Income Tax		979,000	992,000
Long-term Debt		5,294,474	5,677,068
Long-term portion of capital lease		64,210	74,440
Other Liabilities		515,823	490,456

Total Liabilities		$11,443,014	$11,262,555

Stockholders’ Equity		21,905,996	21,345,190
Total Liabilities and Stockholders’ Equity		$33,349,010	$32,607,745

Earnings before interest, taxes and depreciation and amortization for the three months and trailing twelve months ended March 31, 2007 and 2006.

		Add:		Less:
	3/31/07	12/31/2006	Subtotal	3/31/2006	Total

Net Income	366,708	1,262,529	1,629,237	279,767	1,349,470
Add Backs:
Taxes	277,000	869,000	1,146,000	238,000	908,000
Interest	126,515	394,613	521,128	62,042	459,086
Depreciation & Amort.	960,459	3,515,262	4,475,721	779,046	3,696,675
EBITDA	1,730,682				6,413,231

		Add:		Less:
	3/31/06	12/31/2005	Subtotal	3/31/2005	Total

Net Income	279,767	932,436	1,212,203	226,499	985,704
Add Backs:
Taxes	238,000	866,000	1,104,000	210,000	894,000
Interest	62,042	52,638	114,680	12,404	102,276
Depreciation & Amort.	779,046	3,061,668	3,840,714	714,336	3,126,378

EBITDA	1,358,855				5,108,358